UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2023

SAMSARA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41140	47-3100039
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 De Haro Street San Francisco, California 94107
(Address of principal executive offices, including zip code)
(415) 985-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	IOT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On June 1, 2023, Samsara Inc. (“Samsara” or the “Company”) issued a press release announcing its financial results for the three months ended April 29, 2023. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including the exhibit attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by Samsara under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 30, 2023, the Company’s compensation committee approved an amendment to the Samsara Inc. Executive Change in Control and Severance Plan (the “Severance Plan”). The terms of the Severance Plan remain unchanged and are as previously described in our Proxy Statement filed on May 18, 2023, except that (1) in the event of a termination of the employment of our Chief Executive Officer by us for a reason other than “cause” or our Chief Executive Officer’s death or “disability” (as such terms are defined in the Severance Plan), that occurs outside the change in control period (as described below), our Chief Executive Officer would be entitled to a lump sum payment equal to 100% of our Chief Executive Officer’s annual base salary and target annual bonus as in effect for the fiscal year in which the termination occurs (increased from 50%); (2) in the event of a termination of the employment of our Chief Executive Officer by us for a reason other than “cause” or his death or “disability” or by him for “good reason”, in either case, occurring within a period beginning three months prior to and ending 18 months following a “change in control” (as defined in the Severance Plan) (the “change in control period”), our Chief Executive Officer would be entitled to a lump sum payment equal to 150% of our Chief Executive Officer’s annual base salary and target annual bonus as in effect for the fiscal year in which the termination occurs (increased from 100%); and (3) in the event of a termination of the employment of one of our named executive officers other than our Chief Executive Officer by us for a reason other than “cause” or the named executive officer’s death or “disability” or by the named executive officer for “good reason”, in either case, occurring within the change in control period, the named executive officer would be entitled to a lump sum payment equal to 100% of the named executive officer’s annual base salary and target annual bonus as in effect for the fiscal year in which the termination occurs (increased from 50%). In connection with the amendment, the compensation committee approved the commencement of a new three-year term for our Severance Plan beginning on May 30, 2023, subject to the earlier termination and automatic extension provisions as previously described in our Proxy Statement filed on May 18, 2023.
The foregoing description of the Severance Plan is subject to, and qualified in its entirety by, the full text of the Severance Plan, a copy of which is filed as Exhibit 10.12 hereto and incorporated by reference herein.
On May 30, 2023, Andy McCall informed the Company that in connection with his planned retirement, he will resign from his position as Chief Revenue Officer of the Company, effective July 30, 2023. Mr. McCall plans to serve as an advisor to the Company from July 30, 2023 through the end of 2023.
On June 1, 2023, the Company announced the appointment of Lara Caimi as President of Worldwide Field Operations.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.12	Samsara Inc. Executive Change in Control and Severance Plan, effective May 30, 2023.
99.1	Press release issued by Samsara Inc. dated June 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA INC.

Date: June 1, 2023	By:	/s/ Adam Eltoukhy
Adam Eltoukhy
Executive Vice President, Chief Legal Officer and Corporate Secretary